Exhibit 3.2

STATE OF TENNESSEE Tre Hargett, Secretary of State Division of Business Services William R. Snodgrass Tower 312 Rosa L. Parks AVE, 6th FL Nashville, TN 37243-1102
J. Alexander’s Holdings, Inc. JESSICA HAGLER ROOT STE 260 3401 WEST END AVE NASHVILLE, TN 37203-6862	September 22, 2015

Filing Acknowledgment

Please review the filing information below and notify our office immediately of any discrepancies.

Control #: 768219 Status: Active
Filing Type: For-profit Corporation - Domestic
Document Receipt

Receipt #: 002243502		Filing Fee:	$20.00

Payment-Check/MO - CFS-1, NASHVILLE, TN			$20.00

Amendment Type:	Articles of Correction	Image #: B0133-6701
Filed Date:	09/22/2015 10:17 AM

This will acknowledge the filing of the attached articles of correction with an effective date as indicated above. When corresponding with this office or submitting documents for filing, please refer to the control number given above.

Processed By: Kelli Wiggins	Tre Hargett
Secretary of State

Phone (615) 741-2286  *  Fax (615) 741-7310  *  Website:  http://tnbear.tn.gov/

02
Corporate Filings 312 Rosa L. Parks Ave. 6th Floor, William R. Snodgrass Tower Nashville, TN 37243	ARTICLES OF CORRECTION	For Office Use Only

Pursuant to the provisions of Section 48-1-305 of the Tennessee Business Corporation Act or Section 48-51-305 of the Tennessee Nonprofit Corporation Act, the undersigned corporation hereby submits this application:

1. The name of the corporation is	J. Alexander’s Holdings, Inc.

2. Please mark the sentence below which applies.

☐ A copy of the incorrect document (as filed) is attached.

☒ A description of the incorrect document (including its filing date) is given here:

Amended and Restated Charter, filed on September 14, 2015

3. If the document is incorrect because of incorrect statement(s), enter the incorrect statement(s) and the reason(s) it/they is/are incorrect:

See addendum.

4. The correct statement(s) is/are:

See addendum.

5. If the document is incorrect because of a defective execution, state the manner in which the execution was defective:

N/A

6. The correct execution should be:

N/A

9/21/2015	J. Alexander’s Holdings, Inc.
Signature Date	Name of Corporation

Attorney	/s/ Alan A. Lanis, Jr.

Signer’s Capacity	Signature

JR Lanis, Esq.
Name (type or printed)
SS-4438 (Rev. 3/99)	RDA 1678

Addendum to

Articles of Correction

to Amended and Restated Charter, filed September 14, 2015

3. The following statements are incorrect:

Introductory Paragraph:

“Pursuant to the provisions of Section 48-60-106 of the Tennessee Business Corporation Act (the “TBCA”), the undersigned corporation hereby amends and restates the original Charter and any and all prior amendments as follows.”

This statement references the incorrect provision of the TBCA. The corporation is not non-profit.

Article I:

“All such amendments were duly adopted by the shareholders of the corporation in accordance with Section 48-60-103 of the TBCA on September 14, 2015.”

This statement cites the incorrect provisions of the TBCA. The corporation is not a non-profit.

Article II, Paragraph 9:

“The term of the initial Class I directors shall terminate on the date of the 2015 annual meeting of shareholders; the term of the initial Class II directors shall terminate on the date of the 2016 annual meeting of shareholders and the term of the initial Class III directors shall terminate on the date of the 2017 annual meeting of shareholders. At each annual meeting of shareholders beginning in 2015, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term.”

This statement references the incorrect years of termination of the various classes of directors.

4. The following statements are correct:

Introductory Paragraph:

“Pursuant to the Tennessee Business Corporation Act (“the TBCA”), the undersigned corporation hereby amends and restates the original Charter and any and all prior amendments as follows:”

Article I:

“All such amendments were duly adopted by the shareholders of the corporation in accordance with the applicable provisions of the TBCA on September 14, 2015.”

Article II, Paragraph 9:

“The term of the initial Class I directors shall terminate on the date of the 2016 annual meeting of shareholders; the term of the initial Class II directors shall terminate on the date of the 2017 annual meeting of shareholders and the term of the initial Class III directors shall terminate on the date of the 2018 annual meeting of shareholders. At each annual meeting of shareholders beginning in 2016, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term.”